UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2011

SERVISFIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53149	26-0734029
(Commission File Number)	(IRS Employer Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of Principal Executive Offices)	(Zip Code)

(205) 949-0302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 -	Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b)           On June 15, 2011, the Audit Committee of the Board of Directors of ServisFirst Bancshares, Inc. (the “Company”) engaged KPMG LLP (“KPMG”) to serve as the principal independent registered public accounting firm to audit the Company’s financial statements. During the Company’s two most recent fiscal years and the subsequent interim periods preceding the engagement of KPMG, the Company has not consulted with KPMG regarding either (i) the application of accounting principles to a completed or proposed specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a disagreement with Mauldin & Jenkins, LLC, the Company’s prior independent registered public accounting firm, or a reportable event as described in Item 304(a)(1)(v) of the Securities and Exchange Commission’s Regulation S-K.

In connection with the retention of KPMG by the Company, the Alabama State Banking Department has approved the retention of KPMG as the independent auditor for the Company’s wholly owned subsidiary bank, ServisFirst Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Date: June 15, 2011	By:	/s/Thomas A. Broughton III
Thomas A. Broughton III
President
and Chief Executive Officer

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